Exhibit 10.13

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Act of 1934, as amended.

EXECUTED VERSION

June  9, 2004

Elan Drug Delivery, Inc.

3000 Horizon Drive

King of Prussia, PA 19406

USA

Elan Pharma International Ltd.

WIL House

Shannon Business Park

Shannon

County Clare

Ireland

The purpose of this Non-Binding Term Sheet is to set forth certain non-legally binding terms based upon which Elan Corporation plc (“Elan”), Elan Pharma International Ltd. (“EPIL Shannon”), Elan Drug Delivery, Inc. (“EDD”) and Photogen Technologies Inc. (“Photogen”) have agreed, pursuant to Clause 4.2 of a Termination Agreement between Elan, EPIL Shannon, Elan International Services Limited, Photogen and Sentigen Ltd., to negotiate in good faith the full terms of certain agreements as outlined below.

Terms for WIN 67722:

1.                 License Agreement

EPIL Shannon shall license the patents listed in Schedule 1 and certain know-how (the “Elan Licensed Patents and Know-How”) and the Elan Improvements to Photogen to make and have made, import, use, offer for sale and sell WIN 67722  for all in vivo diagnostic and drug applications (the License”).  In consideration of the License, EPIL Shannon shall receive royalties equal to the greater of:

1.1           [****]

1.2           [****]

The Term of the License shall be set out in the substantive agreements.

The “Elan Improvements” shall mean any and all improvements to the Elan Licensed Patents and Know-How that are conceived, created,

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Act of 1934, as amended.

developed and/or otherwise invented by Elan and/or Photogen under the License or the Services and Manufacturing Agreement.

2.                 Services and Manufacturing Agreement

EDD and Photogen shall agree the terms of a Services and Manufacturing Agreement to provide for:

2.1                                 [****]

2.2                                 [****]

2.3                                 [****]

3.                 Photogen can acquire certain 2, 10 and 60 Liter NanoMills™ from NanoMill Vendors in collaboration with EDD, to be used in accordance with the terms and conditions of a license agreement as agreed to by Photogen, NanoMill Vendors and EDD.

4.                 Photogen shall grantback to EPIL Shannon a non-exclusive, royalty free, sublicenseable license to all improvements made to the Elan Licensed Patents and Know-How.

5.             Photogen shall agree to defend and indemnify and hold Elan, EPIL Shannon and EDD and their affiliates harmless against any and all claims, damages, losses, or other liabilities and expenses made or brought against Elan, EPIL Shannon, EDD or any of their affiliates arising out of or in connection with Photogen’s or its licensees’ activities in relation to WIN 67722.

6.             Photogen can acquire small-scale NanoMills™ (10 ml, 100ml and MagMill) from EDD at the price listed in EDD’s current pricing schedule.

7.     Confidentiality:

7.1                                 Subject to the provisions of Clause 7.2, each party together with its servants and agents shall keep secret, carefully guard and maintain as strictly confidential all confidential information disclosed to it by the other party hereunder and shall not directly or indirectly disclose or release any confidential information to any person or entity other than professional advisers advising on the proposed transaction without with the prior consent in writing of the other party.

For the avoidance of doubt certain trade secrets and enabling know-how classified by Elan as “Highly Confidential Information” will be shared only under terms to be defined in the Services and Manufacturing Agreement.

Confidential information for the purposes of this Clause 7 shall not include information which:

(1)                                  is in the public domain or becomes part of the public domain otherwise than by breach by the recipient party of its confidentiality obligations hereunder; or

(2)                                  is in the possession of the recipient party prior to its being provided to it by the other party; or

(3)                                  becomes available to the recipient party on a non-confidential basis from a third party who is not bound by confidentiality obligations to the other party with respect to such information; or

(4)                                  is independently discovered by the recipient party without the aid, application or use of confidential information.

7.2                                 The provisions of this Non-Binding Term Sheet shall not prohibit or restrict the disclosure by either party of information required by law to be filed with, or otherwise provided to any regulatory body, court of law, government agency or authority in any jurisdiction.

7.3                                 No party shall disclose the existence of this Non-Binding Term Sheet, the subject matter hereof, or the fact that discussions are taking place, nor originate any publicity, news release or other public announcement, written or oral in relation hereto, without the prior consent in writing of the other party.

8.     Non-Legally Binding Status;

8.1                                 It is agreed by EPIL Shannon, EDD and Photogen that this Non-Binding Term Sheet shall not be legally binding between the parties, except clauses 7, 8 and 9 which clauses will become legally binding upon execution by the parties of this Term Sheet.

8.2                                 Save as otherwise provided in this clause 8, no legally binding relations relating to the proposed transaction exist or will exist between any of the parties hereto until such time as formal agreements providing for the proposed transaction have been negotiated, executed by the parties and delivered.

9.               This Non-Binding Term Sheet shall be governed by and construed in accordance with the laws of the State of New York.

SIGNED on behalf of Elan Drug Delivery, Inc.:

Date:

SIGNED on behalf of Elan Pharma International Limited:

Date:

SIGNED on behalf of Photogen Technologies, Inc:

Date:

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Act of 1934, as amended.

SCHEDULE 1

ELAN PATENTS

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